Exhibit (p)(12)
                             SHAKER MANAGEMENT, INC.


                        INVESTMENT ADVISER CODE OF ETHICS
                   CONCERNING PERSONAL SECURITIES TRANSACTIONS


1.       PURPOSE:
         -------

         Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such companies. Section 204A of the Investment Advisers Act of 1940, as amended ("Advisers Act"), requires every registered investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser.

         The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 thereunder and Section 204A of the Advisers Act. It is designed to give effect to the general prohibitions set forth in Rule 17j-1(b), as follows:

                           It shall be unlawful for any  affiliated  person of a
                  Fund, or any affiliated person of an investment adviser of a Fund, in connection with the purchase or sale, directly or indirectly by such person of a "security held or to be acquired," as defined below, by such Fund --

                  (1)                  To employ any device,  scheme or artifice
                           to defraud such Fund,

                  (2)                  To make to such Fund any untrue statement
                           of a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading,

                  (3)                  To engage in any act, practice, or course
                           of business which operates or would operate as a fraud or deceit upon any such Fund, or

                  (4)                  To  engage in any  manipulative  practice
                           with respect to such Fund.

In addition, this Code of Ethics sets forth procedures to deter the misuse of material, nonpublic information, in Appendix I hereto.

2.       DEFINITIONS:
         -----------

         (a) "Account" means any Fund or other investment advisory client.

         (b)        "Adviser" means Shaker Management, Inc.

         (c) "Approval Person" means each of the President and the Executive Vice President of the Adviser and any person jointly designated by them as an Approval Person. Any designation may limit the authority of the designated Approval Person to particular matters under this Code of Ethics. No Approval Person shall act as an Approval Person with respect to any matter in which he has a personal financial interest.

         (d) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser. No person shall be considered an Access Person solely by reason of being a member of the Adviser's Advisory Board.

         (e) "Advisory Person" means (i) any employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to an Account with regard to the purchase or sale of a Covered Security.

         (f) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (g) "Beneficial Ownership" shall be interpreted with reference to the definition contained in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as such rule may be interpreted by the Securities and Exchange Commission ("SEC").

         (h) "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act.

         (i)        "Covered  Security"  shall  have the  meaning  set  forth in
               Section 2(a)(36) of the 1940 Act, except that it shall not include (1) direct obligations of the Government of the United States; (2) bankers' acceptances and bank certificates of deposit; (3) commercial paper and high quality short-term debt instruments (generally those with a maturity at issuance of less than 366 days and rated in one of the two highest rating categories by a nationally recognized statistical rating organization); (4) repurchase agreements; and (5) shares of registered open-end investment companies.

         (j) "Fund" means any registered investment company for which the Adviser serves as investment adviser.

         (k) "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

         (l)        "Security held or to be acquired" shall mean:

               (1)  Any Covered Security which, within the most recent 15 days:

                    (A)  Is or has been held by a Fund; or

                    (B) Is being or has been considered by a Fund for purchase by a Fund; and

               (2) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in part (1) of this definition.

3.       STATEMENT OF GENERAL PRINCIPLES:
         -------------------------------

         In addition to the specific  prohibitions  set forth below,  all Access
Persons  shall  conduct  their  personal  investment   activities  in  a  manner
consistent with the following general fiduciary principles:

         (a) the duty at all times to place the interests of the Accounts first, including the interests of shareholders of a Fund;

         (b) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

         (c) the fundamental standard that Access Persons should not take inappropriate advantage of their positions; and

         (d) an Access Person shall not take personal advantage, to the detriment of any Account, of any opportunity properly belonging to that Account.

         The Adviser encourages Access Persons to refrain from excessive short-term trading (i.e., purchases and sales of the same or equivalent securities within a 60 day period) for accounts in which they have a beneficial interest, as this activity could be viewed as a conflict with the foregoing principles. The Adviser reserves the right to impose a ban on the short-term trading activities of any Access Person if the Adviser determines that such activities are being conducted in a manner that may be perceived to be detrimental to the Accounts.

4.       PROHIBITED ACTIVITIES
         ---------------------

         (a) No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

               (1)  is being considered  for purchase or sale by an Account, or

               (2)  is being purchased or sold by an Account.

         (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Adviser) any information regarding Covered Securities transactions by the Accounts or consideration by the Accounts or the Adviser of any such Covered Securities transaction.

         (c) No Access Person shall recommend any Covered Securities transaction by the Accounts, including the purchase or sale of such Covered Security, the addition to, deletion from or change in weighting of any such Covered Security in any of the Adviser's model portfolios, without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation, (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer,
               (ii) any contemplated transaction by such person in such Covered Securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

         (d) No Access Person shall acquire any securities in an initial public offering or a private placement or offering under Regulation D without the prior written approval of an Approval Person. The prior approval should state the rationale supporting the approval and should take into account, among other factors, whether the investment opportunity should be reserved for one or more Accounts, and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser. Any authorized investment in a private placement must be disclosed by such Access Person when he or she plays any part in an Account's subsequent consideration of an investment in securities of the issuer, and any decision by the Account to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

         (e) No Access Person shall serve on the board of directors of any publicly traded company absent prior authorization by an Approval Person based upon a determination that the board service would be consistent with the interests of one or more Accounts. Where board service is authorized, Access Persons serving as directors shall be isolated from those making investment decisions with respect to the securities of the issuer through "Chinese Wall" or other procedures specified by an Approval Person absent a determination by an Approval Person to the contrary for good cause shown.

         (f)        No Access  Person  shall  accept  anything  other than of DE
               MINIMIS   value   or  any   preferential   treatment   from   any
               broker-dealer or other entity with which Adviser does business.

5.       EXEMPTED TRANSACTIONS
         ---------------------

         The prohibitions of Sections 4 and 6 of this Code shall not apply to:

         (a) Purchases or sales over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Accounts.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Accounts.

         (d)        Purchases   which   are  part  of  an   automatic   dividend
               reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

         (g) Purchases and sales that receive prior approval in writing by an Approval Person as (a) only remotely potentially harmful to any Account because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by any Account, or (c) not representing any danger of the abuses proscribed by Rule 17j-1; but only if in each case the prospective purchaser has identified to the Approval Person all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by any Account.

6.       TRADING LIMITATION AND BLACKOUT PERIOD
         --------------------------------------
         (a) No Access Person may purchase or sell any Covered Security or related security for his or her own account, or an account in which such Access Person has any direct or indirect Beneficial Ownership interest, until all client orders have been completed if such Access Person knows that within the most recent 15 days such Covered Security or a related Covered Security has been held by a Fund or has been considered for purchase or sale by a Fund or for addition to, deletion from or change in weighting in any of the Adviser's model portfolios.

         (b) No Access Person shall purchase or sell a Covered Security within five calendar days before or two calendar days after a Fund trades in that Covered Security.

7.       PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES
         -------------------------------------------------------

         (a) The equity investment accounts of all Access Persons will be managed by the Adviser except as otherwise approved in writing by an Approval Person. No Access Person may purchase or sell Covered Securities for an account in which he or she has any direct or indirect Beneficial Ownership interest other than through the Adviser's trading desk, unless express written permission is granted by an Approval Person. If such permission is granted, the broker shall be directed by the Access Person to supply to an Approval Person, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

         (b) Before any Access Person purchases or sells any Covered Security for any account in which he or she has any direct or indirect Beneficial Ownership interest, prior written approval of the transaction shall be obtained from an Approval Person. If clearance is given for a purchase or sale and the transaction is not consummated within 24 hours thereafter, a new preclearance request must be made. Notwithstanding the foregoing, Access Persons need not obtain such prior written approval for purchases or sales of any securities that are not eligible for purchase or sale by any Account, shares of mutual funds, government securities and money market instruments. An Approval Person shall review, not less frequently than weekly, reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected by Access Persons for accounts in which they have any direct or indirect Beneficial Ownership interest were effected only after receiving clearance as provided hereunder.

         (c) No later than 10 days after a person becomes an Access Person, the Access Person shall report to an Approval Person the following information:

               (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (3)  The date that the report is submitted by the Access Person.

         (d) For transactions other than through the Adviser's trading desk, every Access Person shall report to an Approval Person the information described in Section 7(e) of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

         (e) Every report required under Section 7(d) shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information (unless such information would duplicate information contained in broker trade confirmations or account statements received by the Adviser within the time period such report is required):

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares or the principal amount of each Covered Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3)  the price at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected;

               (5)  the date that the report is submitted by the Access Person.

         (f) If an Access Person establishes (and holds Covered Securities in) any account not previously reported under Section 7(c) or this
               Section 7(f), then not later than 10 days after the end of the calendar quarter in which such account was established, the Access Person shall report to an Approval Person:

               (1) the name of the broker, dealer or bank with whom the Access Person established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted by the Access Person.

         (g) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

         (h) Annually, each Access Person shall report, to an Approval Person, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

               (2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

               (3)  the date that the report is submitted by the Access Person.

8.       SANCTIONS
         ---------

         Upon discovering a violation of this Code, the Board of Directors of the Adviser may impose such sanctions, as it deems appropriate, including, but not limited to, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code that relate to a Fund, and any sanctions imposed with respect thereto, shall be reported periodically to the Board of Directors of the Fund.

9.       INSIDER TRADING
         ---------------

         The Board of Directors of the Adviser has adopted a policy statement on insider trading and conflicts of interest (the "Policy Statement"), a copy of which is attached hereto as Appendix I. All Access Persons are required by this Code to read and familiarize themselves with their responsibilities under the Policy Statement. All Access Persons shall certify annually that they have read and understand this Code and the Policy Statement, and that they have complied with the requirements thereof, and an Approval Person shall maintain a copy of each executed Acknowledgment.

         APPENDIX I
         ----------

                       POLICY STATEMENT ON INSIDER TRADING
                       -----------------------------------


A.       INTRODUCTION
         ------------

         Shaker Management, Inc. (the "Adviser") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, the Adviser views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.       SCOPE OF THE POLICY STATEMENT
         -----------------------------

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers, and employees of the Adviser (including spouses, minor children, and adult members of their households).

         The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to an Approval Person. You also must notify an Approval Person immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.       POLICY STATEMENT
         ----------------

         No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; no such personnel may communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

           1.     WHAT IS MATERIAL INFORMATION?
                  -----------------------------

                  Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to an Approval Person.

                   Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                   Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL's "Heard on the Street" column.

         2.       WHAT IS NONPUBLIC INFORMATION?
                  ------------------------------

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example. information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

         3.       IDENTIFYING INSIDE INFORMATION
                  ------------------------------

                  Before executing any trade for yourself or others, including Accounts, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

                  (a) Report the information and proposed trade immediately to an Approval Person.

                  (b) Do not purchase or sell the securities on behalf of yourself or others, including the Accounts.

                  (c) Do not communicate the information inside or outside the Adviser, other than to an Approval Person, and your supervisor if necessary.

                  (d)  After an Approval Person has reviewed the issue, the firm
                  will  determine  whether  the  information  is  material   and
                  nonpublic and, if so, what action the firm should take

          You should consult with an Approval Person before taking any action. This degree of caution will protect you, your clients and the firm.

           4.     CONTACT WITH PUBLIC COMPANIES
                  -----------------------------

                  The Adviser's contacts with public companies represent an important part of our research efforts. The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect yourself, your clients and the Adviser, you should contact an Approval Person immediately if you believe that you may have received material nonpublic information.

         5.       TENDER OFFERS
                  -------------

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. The Adviser's employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                 ACKNOWLEDGMENT
                            (SHAKER MANAGEMENT, INC.)


             I have read and understand the Investment Adviser Code of Ethics Concerning Personal Securities Transactions (the "Code") and the accompanying Policy Statement on Insider Trading (the "Policy") of Shaker Management, Inc. I certify that I have, to date, complied and will continue to comply with the Code and Policy. I understand that any violation of the Code or Policy may lead to sanctions, including dismissal.



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Signature                                                   Date


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Name